UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 25, 2026
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 25, 2026, T Stamp, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital LLC (the “Investor”) pursuant to which the Company issued a Secured Promissory Note (the “Note”) to the Investor in the principal amount of $5,510,000.
The Note carries an original issue discount of $500,000 (the “OID”). In addition, Company agreed to pay $10,000 to the Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”). The OID and Transaction Expense Amount were included in the initial principal balance of the Note. The purchase price of the Note, therefore, was $5,000,000, computed as follows: $5,510,000 initial principal balance, less the OID, less the Transaction Expense Amount.

The Note accrues interest at nine percent (9%) per annum and is due and payable on June 25, 2028. The Company may prepay all or a portion of the outstanding principal and interest of the Note at any time. In addition, any time the Company receives any money in connection with any fundraising or financing transaction (including, but not limited to, any warrant exercises, “at the market” financing, equity line of credit or debt financing), it must immediately make a mandatory prepayment to the Investor in an amount equal to the lesser of (a) fifty percent (50%) of the amount raised in such transaction, and (b) the total outstanding balance due under the Note as of the closing date of such financing, payable within two (2) trading days of receiving such amount.

Further, beginning on June 25, 2027 (the “Redemption Start Date), the Investor has the right, in its sole discretion, to redeem up to a specified maximum monthly amount due under the Note by delivering one or more written redemption notices to the Company. Upon receipt of a redemption notice, the Company is required to pay the applicable redemption amount plus an Exit Fee (as defined further below) in cash within two trading days. If, by the end of any month following the Redemption Start Date, the Company has not reduced the outstanding balance by at least the maximum monthly redemption amount, the Company must pay the shortfall (plus the Exit Fee) in cash by the fifth day of the following month. Failure to do so will result in an automatic increase of the outstanding balance by 1% as of such date.

All payments made under this Note on or after December 25, 2026 (including, but not limited to, repayment of the Note at maturity or thereafter) will be subject to an exit fee of seven percent (7%) of the portion of the outstanding balance being repaid (the “Exit Fee”).

The Note includes customary default trigger events, including, among others: (i) failure by the Company to timely make payments due under the Note; (ii) bankruptcy or insolvency events involving the Company; (iii) the execution or consummation of a "Fundamental Transaction" (i.e. a merger, sale of all or substantially all assets, change of control, recapitalization, or other business combination or restructuring involving the Company or its subsidiaries that results in a change in voting power or asset ownership without full repayment of the Note); (iv) breaches of covenants or other agreements in the Note or related transaction documents; (v) material misstatements of representations or warranties; and (vi) entry of certain judgments against the Company. Upon the occurrence of a trigger event, the Investor may elect to increase the outstanding balance of the Note or require the Company to cure the event within five trading days. If uncured, the trigger event becomes an event of default. Upon an event of default, the Investor may accelerate the Note, making the outstanding balance immediately due and payable at the “Mandatory Default Amount,” and interest will begin accruing at a default interest rate of 22% per annum (or the maximum rate permitted by law). Certain insolvency-related trigger events result in an automatic default and acceleration without notice. Following an event of default, the Investor also has the right to seek injunctive relief prohibiting the Company from issuing shares of its common stock or preferred stock to any party unless fifty percent (50%) of the gross proceeds of such issuance are simultaneously used to repay the Note, and to seek injunctive relief preventing the Company from consummating any Fundamental Transaction if the Note is not being repaid in full upon consummation of the Fundamental Transaction. The Note also includes a waiver of offset and counterclaim rights by the Company.

Pursuant to the Note Purchase Agreement, the Company has agreed to certain additional covenants that remain in effect until all obligations under the Note, Note Purchase Agreement, and Security Agreement (collectively, the “Transaction Documents”) are paid and performed in full. The Company may not, without the prior written consent of the Investor (which consent may be granted or withheld in the Investor’s sole and absolute discretion): (i) issue or incur any debt obligations, other than ordinary-course trade payables, or issue any convertible securities, variable-price securities, or securities with price reset provisions; or (ii) grant any lien, security interest, or encumbrance on any of the Company’s assets to any third party. At-the-market facilities, fixed-price primary equity offerings, and warrants without variable pricing mechanics are not subject to this restriction. In addition, if the Company enters into any future financing with terms that are more economically favorable to the new investor than those provided to the Investor in the Transaction Documents, the Investor has the right to require that such more favorable terms be incorporated into the Transaction Documents on a retroactive basis.

The Company’s obligations under the Note are secured by all of Company’s assets as further described in the related Security Agreement between the Company and the Investor filed as Exhibit 10.3 to this Current Report on Form 8-K.

The foregoing is intended to be a summary of the Note Purchase Agreement, the Note, and the Security Agreement, and is qualified by reference to each of these documents which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this report is incorporated into this Item 2.03.
Item 8.01 Other Events.
Press Release

On June 25, 2026, the Company issued a press release announcing its entry into the Transaction Documents described in Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The forgoing description of the press release does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Note Purchase Agreement dated June 25, 2026 between the Company and the Investor
10.2	Secured Promissory Note dated June 25, 2026 issued to the Investor
10.3	Security Agreement dated June 25, 2026 between the Company and the Investor
99.1	Press Release of T Stamp Inc. dated June 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: June 25, 2026